Exhibit 99

[Wendy’s International, Inc. logo]

Wendy’s International, Inc. announces first-quarter same-store sales increase of 3.8% at company restaurants

Company produces ten consecutive months of positive same-store sales

DUBLIN, Ohio (April 5, 2007) – Wendy’s International, Inc. (NYSE: WEN) today announced preliminary same-store sales for the first quarter of 2007, which ended on Sunday, April 1. Sales at U.S. company restaurants increased 3.8% for the period, while sales at U.S. franchise restaurants increased 3.7%.

“We have produced ten consecutive months of positive same-store sales, dating back to the second quarter of 2006,” said Chief Executive Officer and President Kerrii Anderson. “Our new menu management strategy enabled us to continue our momentum, despite challenging weather conditions in various parts of the country during February and early March.”

First-quarter promotional calendar

In January, Wendy’s® promoted its new double junior cheeseburger and crispy chicken Deluxe Value Meals. These combo meals include a sandwich, small order of fries and a 20-ounce cold drink at a suggested price of $2.99. Wendy’s also added a new limited-time seasonal cranberry pecan chicken salad in the first quarter, featuring spring mix greens, Mandarin oranges, chicken, dried cranberries and pecans, with a berry balsamic vinaigrette dressing.

In February, Wendy’s promoted several limited-time sandwiches locally, including the bacon mushroom melt cheeseburger, Mozzarella Lovers’ Bacon Cheeseburger®, bacon Swiss chicken sandwich and bacon Swiss cheeseburger.

In March, Wendy’s turned up the heat with its new 4-Alarm Spicy Chicken sandwich. The sandwich features a spicy chicken fillet topped with natural pepper jack cheese, 4-Alarm Chipotle sauce, jalapeno pepper slices, tomato and romaine lettuce, served on freshly baked artisan bread.

Second-quarter promotions include new Chunky Chicken Salad Frescata and Double Melt cheeseburgers

Wendy’s is currently promoting its new Chunky Chicken Salad Frescata™ deli sandwich. Featuring juicy chunks of all-white meat chicken blended with celery, onions and green peppers in a Dijon ranch sauce, the sandwich is topped with tomato and romaine lettuce and served on freshly baked artisan bread.

Later this month, Wendy’s will promote its latest Double Melt cheeseburger offerings. The Steakhouse Double Melt features two fresh ground beef patties layered with bacon, warm Swiss cheese sauce, sautéed onions and mushrooms, and peppercorn sauce. The Bacon Swiss Double Melt features two fresh ground beef patties, bacon, warm Swiss cheese sauce and a slice of Swiss cheese.

Preliminary First-Quarter Same-Store Sales Summary

	1Q 2007	1Q 2006
U.S. Company	3.8%	(4.8%)
U.S. Franchise	3.7%	(5.2%)

Monthly Same-Store Sales Summary for January, February and March

	Jan. 2007	Jan. 2006	Feb. 2007	Feb. 2006	March 2007	March 2006
U.S. Company	4.8%	(4.8%)	3.3%	(6.4%)	3.6%	(3.2%)
U.S. Franchise	4.7%	(4.6%)	2.7%	(6.8%)	3.7%	(4.1%)

Company plans First-Quarter Disclosure and Annual Meeting

Management plans to release its 2007 first-quarter results after the market closes on April 25, 2007.

The Company’s Annual Meeting of Shareholders is set for 9:00 a.m. ET on April 26, 2007. The meeting will be held at the Company’s corporate office in Dublin, Ohio, and will be webcast on www.wendys-invest.com.

A conference call and webcast to discuss the Company’s first quarter results will be held at 1:00 p.m. ET on April 26, 2007. The dial-in number is (877) 572-6014 (U.S. and Canada) or (706) 679-4852 (International). A simultaneous webcast will also be available at www.wendys-invest.com. The call will also be archived at that site.

Safe Harbor statement

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking.  Factors set forth in our Safe Harbor under the Private Securities Litigation Reform Act of 1995, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements.  Please review the Company’s Safe Harbor statement at http://www.wendys-invest.com/safeharbor.

Wendy’s International, Inc. overview
Wendy’s International, Inc. is one of the world’s largest and most successful restaurant operating and franchising companies. More information about the Company is available at www.wendys-invest.com.

INVESTOR CONTACTS:
David Poplar: (614) 764-3547 or david_poplar@wendys.com

MEDIA CONTACT:
Denny Lynch: (614) 764-3553 or denny_lynch@wendys.com

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.

Growth Plans. The Company plans to increase the number of systemwide restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Mergers, Acquisitions and Other Strategic Transactions. The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning initiative. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company’s ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.